Exhibit 99.1

EDITORIAL CONTACT:	PRGP11018

Amy Flores

+1 408 345 8194

amy_flores@agilent.com

INVESTOR CONTACT:

Alicia Rodriguez

+1 408 345 8948

alicia_rodriguez@agilent.com

Agilent Technologies Reports Third-Quarter 2011 Results

Highlights:

•                  GAAP net income of $330 million, or $0.92 per share

•                  Non-GAAP net income of $276 million, or $0.77 per share(1)

•                  Orders of $1.69 billion, up 13 percent from last year; revenues of $1.69 billion, up 22 percent from one year ago

•                  Fourth-quarter fiscal year 2011 revenue guidance of $1.74 billion - $1.76 billion.

•                  Fourth-quarter fiscal year 2011 non-GAAP earnings guidance of $0.79 - $0.81 per share(2)

•                  Fiscal year 2011 revenue guidance increased to $6.64 billion - $6.66 billion

•                  Fiscal year 2011 non-GAAP earnings guidance increased to $2.90 - $2.92 per share(2)

SANTA CLARA, Calif., Aug. 15, 2011 — Agilent Technologies Inc. (NYSE: A) today reported revenues of $1.69 billion for the third fiscal quarter ended July 31, 2011, 22 percent above one year ago, or 19 percent excluding the effects of acquisitions and divestitures(3). Third-quarter GAAP net income was

$330 million, or $0.92 per share. Last year’s third-quarter GAAP net income was $205 million, or $0.58 per share.

During the third quarter, Agilent had intangible amortization of $29 million, acquisition and integration costs of $11 million, and restructuring and transformational charges of $13 million. The company also recognized a tax benefit of $105 million.  Excluding these items and $2 million of other net credits, Agilent reported third-quarter adjusted net income of $276 million, or $0.77 per share (1).

Bill Sullivan, Agilent president and CEO, said, “We had another quarter of very good results.  Demand for Agilent products remained strong, with key product platforms experiencing solid growth.”

Electronic Measurement revenues were up 24 percent over a year ago. Orders were up 12 percent. The business saw excellent revenue growth across the communications, industrial, computer and semiconductor markets.

Chemical Analysis revenues were up 17 percent above one year ago. Orders were up 14 percent. Growth was led by demand in the petrochemical and food markets.

Life Sciences revenues grew 21 percent over last year. Orders grew 14 percent. Pharma and biotech revenues led life sciences growth.

Third-quarter ROIC was 25 percent(4). Agilent generated $252 million of cash from operations in the third quarter. Net cash at the end of the third quarter was $1 billion(5).

Sullivan said, “Agilent is in a strong position going forward.  We continue to invest heavily in R&D to deliver the best products and solutions for our customers, and we are well positioned to capitalize on market opportunities, despite uncertainties in the economy.”

Fiscal fourth-quarter 2011 revenues are expected to be in the range of $1.74 billion to $1.76 billion. Fiscal fourth-quarter non-GAAP earnings are expected to be in the range of $0.79 to $0.81 per share (2).

For the full fiscal year 2011, Agilent is raising its revenue guidance to $6.64 billion - $6.66 billion and its non-GAAP earnings guidance to $2.90 - $2.92 per share (2).

About Agilent Technologies

Agilent Technologies Inc. (NYSE: A) is the world’s premier measurement company and a technology leader in chemical analysis, life sciences, electronics and communications. The company’s 18,500 employees serve customers in more than 100 countries. Agilent had net revenues of $5.4 billion in fiscal 2010. Information about Agilent is available on the Web at www.agilent.com.

Agilent’s management will present more details about its third-quarter FY2011 financial results on a conference call with investors today at 1:30 p.m. (Pacific). This event will be webcast live in listen-only mode. Listeners may log on at www.investor.agilent.com and select “Q3 2011 Agilent Technologies Inc. Earnings Conference Call” in the “News & Events — Calendar of Events” section. The webcast will remain available on the company’s website for 90 days.

Additional investor materials can be found on http://www.investor.agilent.com/phoenix.zhtml?c=103274&p=irol-gaap.

A telephone replay of the conference call will be available at 4:30 p.m. (Pacific) today through Aug. 22, 2011. The replay number is +1 888 286-8010; international callers may dial +1 (617) 801-6888. The passcode is 29101255.

Forward-Looking Statements

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding Agilent’s future revenues, earnings and profitability; the future demand for the Company’s products and services; and revenue and non-GAAP earnings guidance for the fourth quarter and full fiscal year 2011. These forward-looking statements involve risks and uncertainties that could cause Agilent’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of our customers’ businesses, unforeseen changes in the demand for current and new products and technologies, and the risk that we are not able to realize the savings expected from integration and restructuring activities.

In addition, other risks that Agilent faces in running its operations include the ability to execute successfully through business cycles; the ability to meet and achieve the benefits of its cost-reduction goals and otherwise successfully adapt its cost structures to continuing changes in business conditions; ongoing competitive, pricing and gross-margin pressures; the risk that our cost-cutting initiatives will impair our ability to develop products and remain competitive and to operate effectively; the impact of geopolitical uncertainties and global economic conditions on our operations, our markets and our ability to conduct business; the ability to improve asset performance to adapt to changes in demand; the ability of our supply chain to adapt to changes in demand; the ability to successfully introduce new products at the right time, price and mix; the ability of Agilent to successfully integrate Varian, Inc. and other risks detailed in Agilent’s filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended April 30, 2011. Forward-looking statements are based on the beliefs and assumptions of Agilent’s management and on currently available information. Agilent undertakes no responsibility to publicly update or revise any forward-looking statement.

(1) Non-GAAP net income and non-GAAP net income per share are defined to exclude primarily the impacts of acquisition and integration costs, acquisition fair value adjustments, transformation initiatives and restructuring costs, non-cash intangibles amortization as well as disposals of businesses net of their tax effects. We also exclude any tax benefits that are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. A reconciliation between non-GAAP earning and GAAP net earnings is set forth on page 5 of the attached tables along with additional information regarding the use of this non-GAAP measure.

(2) Non-GAAP earnings per share as projected for Q411 and full fiscal year 2011 excludes primarily the impacts of acquisition and integration costs, acquisition fair value adjustments, future restructuring, and asset impairment charges and non-cash intangibles amortization. Most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Therefore, no reconciliation to GAAP amounts has been provided. Future amortization of intangibles is expected to be approximately $29 million per quarter.

(3) Revenues, excluding the impact of acquisitions and divestitures, are a non-GAAP measure and are defined to exclude the fair value adjustment to acquisition related deferred revenue balances for the Varian acquisition and exclude the impact of acquisitions and divestitures that have closed within the past year. A reconciliation between non-GAAP revenues and GAAP revenues is set forth on page 8 of the attached tables along with additional information regarding the use of this non-GAAP measure.

(4) Return On Invested Capital is a non-GAAP measure and is defined as income (loss) from operations less other (income) expense and taxes, annualized, divided by the average of the two most recent quarter-end balances of assets less net current liabilities. The reconciliation of ROIC can be found on page 7 of the attached tables, along with additional information regarding the use of this non-GAAP measure.

(5) Net Cash is a non-GAAP measure and is defined as (A) the sum of (1) cash and cash equivalents and (2) restricted cash and cash equivalents less (B) the sum of (1) short-term debt and (2) senior notes. The reconciliation of Net Cash can be found on page 9 of the attached tables, along with additional information regarding the use of this non-GAAP measure.

# # #

NOTE TO EDITORS: Further technology, corporate citizenship and executive news is available on the Agilent news site at www.agilent.com/go/news.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

PRELIMINARY

	Three Months Ended
	July 31,		Percent
	2011	2010	Inc/(Dec)

Orders	$1,687	$1,491	13%

Net revenue	$1,691	$1,384	22%

Costs and expenses:
Cost of products and services	799	659	21%
Research and development	162	154	5%
Selling, general and administrative	449	456	(2)%
Total costs and expenses	1,410	1,269	11%

Income from operations	281	115	144%

Interest income	3	3	—
Interest expense	(20)	(24)	(17)%
Gain on sale of network solutions division, net	—	127	(100)%
Other income (expense), net	17	6	183%

Income before taxes	281	227	24%

Provision (benefit) for taxes	(49)	22	—

Net income	$330	$205	61%

Net income per share:
Basic	$0.95	$0.59
Diluted	$0.92	$0.58

Weighted average shares used in computing net income per share:
Basic	348	347
Diluted	357	352

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

PRELIMINARY

	Nine Months Ended
	July 31,		Percent
	2011	2010	Inc/(Dec)

Orders	$5,017	$4,057	24%

Net revenue	$4,887	$3,868	26%

Costs and expenses:
Cost of products and services	2,279	1,772	29%
Research and development	486	453	7%
Selling, general and administrative	1,364	1,280	7%
Total costs and expenses	4,129	3,505	18%

Income from operations	758	363	109%

Interest income	10	9	11%
Interest expense	(63)	(69)	(9)%
Gain on sale of network solutions division, net	—	127	(100)%
Other income (expense), net	34	19	79%

Income before taxes	739	449	65%

Provision for taxes	16	57	(72)%

Net income	$723	$392	84%

Net income per share:
Basic	$2.08	$1.13
Diluted	$2.04	$1.11

Weighted average shares used in computing net income per share:
Basic	347	348
Diluted	355	352

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(In millions, except par value and share amounts)

(Unaudited)

PRELIMINARY

	July 31,	October 31,
	2011	2010
ASSETS

Current assets:
Cash and cash equivalents	$3,101	$2,649
Short-term restricted cash and cash equivalents	—	1,550
Accounts receivable, net	917	869
Inventory	897	716
Other current assets	308	385
Total current assets	5,223	6,169

Property, plant and equipment, net	1,000	980
Goodwill	1,580	1,456
Other intangible assets, net	462	494
Long-term investments	122	142
Other assets	366	455
Total assets	$8,753	$9,696

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$470	$499
Employee compensation and benefits	348	395
Deferred revenue	424	358
Short-term debt	—	1,501
Other accrued liabilities	263	330
Total current liabilities	1,505	3,083

Long-term debt	2,168	2,190
Retirement and post-retirement benefits	226	477
Other long-term liabilities	654	710
Total liabilities	4,553	6,460

Total Equity:
Stockholders’ equity:
Preferred stock; $0.01 par value; 125 million shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 2 billion shares authorized; 590 million shares at July 31, 2011 and 579 million shares at October 31, 2010 issued	6	6
Treasury stock at cost; 243 million shares at July 31, 2011 and 233 million shares at October 31, 2010	(8,499)	(8,038)
Additional paid-in-capital	8,247	7,904
Retained earnings	4,167	3,444
Accumulated other comprehensive income (loss)	271	(88)
Total stockholders’ equity	4,192	3,228
Non-controlling interest	8	8
Total equity	4,200	3,236
Total liabilities and equity	$8,753	$9,696

The preliminary balance sheet is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In millions)

(Unaudited)

PRELIMINARY

	Three Months	Nine Months
	Ended	Ended
	July 31,	July 31,
	2011	2011
Cash flows from operating activities:
Net income	$330	$723

Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	63	190
Share-based compensation	14	58
Excess and obsolete and inventory-related charges	7	20
Other non-cash expenses, net	4	9
Changes in assets and liabilities:
Accounts receivable	(5)	(31)
Inventory	(53)	(192)
Accounts payable	(17)	(36)
Employee compensation and benefits	(70)	(56)
Interest Rate Swap Proceeds	31	31
Other assets and liabilities	(52)	34
Net cash provided by operating activities (a)	252	750

Cash flows from investing activities:
Investments in property, plant and equipment	(49)	(138)
Proceeds from sale of assets	17	17
Proceeds from sale of investment securities	—	14
Change in restricted cash and cash equivalents	—	1,545
Acquisition of businesses and intangible assets, net of cash acquired	—	(96)
Net cash provided by (used in) investing activities	(32)	1,342

Cash flows from financing activities:
Issuance of common stock under employee stock plans	95	299
Repayment of debt	—	(1,500)
Treasury stock repurchases	(192)	(462)
Net cash used in financing activities	(97)	(1,663)

Effect of exchange rate movements	3	23

Net Increase in cash and cash equivalents	126	452

Cash and cash equivalents at beginning of period	2,975	2,649

Cash and cash equivalents at end of period	$3,101	$3,101

(a) Cash payments included in operating activities:
Restructuring payments	12	35
Income tax payments/(refunds)	(7)	31

The preliminary cash flow is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

NON-GAAP NET INCOME AND DILUTED EPS RECONCILIATIONS

(In millions, except per share amounts)

(Unaudited)

PRELIMINARY

	Three Months Ended				Nine Months Ended
	July 31,				July 31,
	2011	Diluted EPS	2010	Diluted EPS	2011	Diluted EPS	2010	Diluted EPS

GAAP Net income	$330	$0.92	$205	$0.58	$723	$2.04	$392	$1.11
Non-GAAP adjustments:
Restructuring and other related costs - FY2009 Plan	2	0.01	6	0.02	2	0.01	56	0.16
Asset impairments	4	0.01	—	—	9	0.03	14	0.04
Intangible amortization	29	0.08	28	0.08	85	0.24	47	0.13
Transformational initiatives	11	0.03	14	0.04	33	0.09	29	0.08
Business divestitures	—	—	(123)	(0.35)	—	—	(114)	(0.32)
Acquisition and integration costs	11	0.03	50	0.14	40	0.11	77	0.22
Varian acquisition fair value adjustments	1	—	33	0.09	8	0.02	33	0.09
Agilent Foundation donation	6	0.02	—	—	6	0.02	—	—
Other	(13)	(0.04)	(3)	(0.01)	(20)	(0.06)	—	—
Adjustment for taxes (a)	(105)	(0.29)	(19)	(0.05)	(137)	(0.39)	(56)	(0.15)
Non-GAAP Net Income	$276	$0.77	$191	$0.54	$749	$2.11	$478	$1.36

(a)              The adjustment for taxes excludes tax benefits that management believes are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability.   For the three and nine months ended July 31, 2011, management uses a non-GAAP effective tax rate of 17% that we believe to be indicative of on-going operations.

Historical amounts are reclassified to conform with current period presentation.

We provide non-GAAP net income and non-GAAP net income per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to the amortization of intangibles, the impact of restructuring charges, acquisition and integration costs, and the sale of our businesses. Some of the exclusions, such as impairments, may be beyond the control of management. Further, some may be less predictable than revenue derived from our core businesses (the day to day business of selling our products and services). These reasons provide the basis for management’s belief that the measures are useful.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes that items such as amortization of intangibles and restructuring charges can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary non-GAAP net income and diluted EPS reconciliation is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

SEGMENT INFORMATION

(In millions, except where noted)

(Unaudited)

PRELIMINARY

Life Sciences

	Q3’11	Q3’10	Q2’11
Orders	$445	$391	$479
Revenues	$453	$374	$464
Gross Margin, %	51%	54%	52%
Income from Operations	$60	$56	$61
Segment Assets	$1,855	$1,493	$1,852
Return On Invested Capital (a) , %	14%	15%	15%

Chemical Analysis

	Q3’11	Q3’10	Q2’11
Orders	$400	$350	$380
Revenues	$383	$329	$381
Gross Margin, %	51%	53%	50%
Income from Operations	$79	$69	$72
Segment Assets	$1,748	$1,592	$1,756
Return On Invested Capital (a) , %	18%	17%	16%

Electronic Measurement

	Q3’11	Q3’10	Q2’11
Orders	$842	$750	$844
Revenues	$856	$692	$834
Gross Margin, %	58%	59%	60%
Income from Operations	$204	$127	$191
Segment Assets	$2,167	$2,191	$2,171
Return On Invested Capital (a) , %	44%	25%	42%

Income from operations reflect the results of our reportable segments under Agilent’s management reporting system which are not necessarily in conformity with GAAP financial measures. Income from operations of our reporting segments exclude, among other things, charges related to the amortization of intangibles, the impact of restructuring charges, the acquisition of Varian, Inc., and the sale of our businesses.

In general, recorded orders represent firm purchase commitments from our customers with established terms and conditions for products and services that will be delivered within six months.

(a) Return On Invested Capital is a non-GAAP measure and is defined as income from operations less other (income) expense and taxes, annualized, divided by the average of the two most recent quarter-end balances of assets less net current liabilities. The reconciliation of ROIC can be found on page 7 of these tables, along with additional information regarding the use of this non-GAAP measure.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures.  They should be read in conjunction with the GAAP financial measures.  It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary segment information is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

RECONCILIATION OF ROIC

(In millions)

(Unaudited)

PRELIMINARY

	LSG	CAG	EMG	Agilent		LSG	CAG	EMG	Agilent		LSG	CAG	EMG
	Q3’11	Q3’11	Q3’11	Q3’11		Q3’10	Q3’10	Q3’10	Q3’10		Q2’11	Q2’11	Q2’11
Numerator:
Non-GAAP income from operations	$60	$79	$204	$342		$56	$69	$127	$251		$61	$72	$191
Less:
Taxes and Other (income)/expense	9	12	32	52		11	14	24	43		8	11	30

Segment return	51	67	172	290	(a)	45	55	103	208	(a)	53	61	161

Segment return annualized	$204	$268	$688	$1,158		$181	$220	$412	$832		$212	$244	$644

Denominator:
Segment assets (b)	$1,855	$1,748	$2,167	$5,772		$1,493	$1,592	$2,191	$5,276		$1,852	$1,756	$2,171
Less:
Net current liabilities (c)	348	248	593	1,188		290	239	576	1,104		375	271	631
Invested capital	$1,507	$1,500	$1,574	$4,584		$1,203	$1,353	$1,615	$4,172		$1,477	$1,485	$1,540

Average invested capital	$1,492	$1,492	$1,557	$4,543		$1,244	$1,306	$1,645	$4,195		$1,436	$1,486	$1,538

ROIC	14%	18%	44%	25%		15%	17%	25%	20%		15%	16%	42%

ROIC calculation:(annualized current quarter segment return)/(average of the two most recent quarter-end balances of Segment Invested Capital)

(a)  Agilent return is equal to non-GAAP net income of $276 million plus net interest expense after tax of $14 million for Q3’11, and $191 million plus net interest expense after tax of $17 million for Q3’10. Please see “Non-GAAP Net Income and Diluted EPS Reconciliations” for a reconciliation of non-GAAP net income to GAAP net income.

(b) Segment assets consist of inventory, accounts receivable, property plant and equipment, gross goodwill and other intangibles, deferred taxes and allocated corporate assets.

(c) Includes accounts payable, employee compensation and benefits, deferred revenue, other accrued liabilities and allocated corporate liabilities.

Return on Invested Capital (ROIC) is a non-GAAP measure that management believes provides useful supplemental information for management and the investor. ROIC is a tool by which we track how much value we are creating for our shareholders. Management uses ROIC as a performance measure for our businesses, and our senior managers’ compensation is linked to ROIC improvements as well as other performance criteria.  We believe that ROIC provides our management with a means to analyze and improve their business, measuring segment profitability in relation to net asset investments.  We acknowledge that ROIC may not be calculated the same way by every company.  We compensate for this limitation by monitoring and providing to the reader a full GAAP income statement and balance sheet.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures.  They should be read in conjunction with the GAAP financial measures.  It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary reconciliation of ROIC is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

REVENUE RECONCILIATION

(In millions)

(Unaudited)

PRELIMINARY

			Percent
	Q3’11	Q3’10	Inc/(Dec)

GAAP Revenue	$1,691	$1,384	22%
Varian acquisition fair value adjustments	1	11
Non-GAAP Revenue	$1,692	$1,395	21%
Less revenue from acquisitions included in segment results	(30)	—
Organic Non-GAAP Revenue	$1,662	$1,395	19%

Non-GAAP revenue is defined as revenue excluding the fair value adjustment of the deferred revenue balances related to the Varian acquisition. Organic Non-GAAP revenue is defined as Non- GAAP revenue excluding the impact of acquisitions that have closed within the past year.  Due to the close date of the Varian acquisition which occurred on May 15, 2010, we have also excluded the first two weeks of Q3 2011 revenue related to Varian in our revenue adjustment from acquisitions.

Management believes that this measure provides useful information to investors by reflecting an additional way of viewing aspects of Agilent’s operations that, when reconciled to the corresponding GAAP measures, help our investors to better identify underlying growth trends in our business and facilitate easier comparisons of our revenue performance with prior and future periods and to our peers. We excluded the effect of the Varian and other recent acquisitions because the nature, size and number of these can vary dramatically from period to period and between us and our peers, which we believe may obscure underlying business trends and make comparisons of long-term performance difficult.

The preliminary revenue information is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

NET CASH

(In millions)

(Unaudited)

PRELIMINARY

	Q3’11	Q3’10

Cash and cash equivalents	$3,101	$2,317
Restricted cash and cash equivalents	—	1,551
Short-term debt	—	(1,501)
Senior notes, par value	(2,100)	(2,100)
Total Net Cash	$1,001	$267

The preliminary reconciliation of net cash is estimated based on our current information.

Management believes this metric provides useful information to investors about the Company’s overall liquidity and financial position.  Net Cash is a measure at a point in time and does not reflect the Company’s future financial prospects or liquidity.